EXHIBIT 23.4

                                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 1996 on the financial statements of Aman Collection Service, Inc. for the years ended December 31, 1995 and 1994, in the Registration Statement on Form S-4 and related Prospectus of Norwest Corporation for the registration of 600,000 shares of its Common Stock.

                                                      /s/ EIDE HELMEKE PLLP
                                                     EIDE HELMEKE PLLP


May 10, 1996
Aberdeen, South Dakota